Exhibit 10.9

SECURITIES EXCHANGE AND SETTLEMENT AGREEMENT

This Securities Exchange and Settlement Agreement, dated as of November 26, 2019 (this “Agreement”), is by and between Elev8 Brands, Inc., a Utah corporation, (“Issuer”), and Kona Gold Solutions, Inc. (“Investor”) (Issuer and Investor may hereinafter be referred to individually as a “Party” or jointly as the “Parties”).

WHEREAS, Issuer issued 2,746,723 shares of Series D Preferred Stock to Investor on October 5, 2018 (the “Securities”), a copy of the rights of which are annexed hereto as Exhibit A and made a part hereof;

WHEREAS, notwithstanding that, in accordance with its stated terms, the Securities have rights of convertibility into shares of the common stock of Issuer, $0.0001 par value per share (the “Issuer Common Stock”), and without regard to the terms of such existing “conversion” provision of the Securities, Investor desires to exchange the Securities for a $1,500,000 non-convertible promissory note in the form of Exhibit B attached hereto (the “Note”); and

WHEREAS, subject to certain conditions, and pursuant to Section 3(a)(9) of the Securities Act, the exchange of the Securities for the Note (“3(a)(9) Exchange”) while beneficially held by Investor is/are eligible to be effected without registration as more specifically and fully provided herein;

NOW, THEREFORE, the Parties hereby acknowledge, represent, warrant, covenant and agree, in each case as applicable, as follows for the benefit of each other as well as the benefit of the securities legal counsel and securities transfer agent professionals involved in the 3(a)(9) Exchange hereunder (the “Transactions”):

1.           Recitals. The foregoing recitals are hereby incorporated by reference into this Agreement and made a part hereof.

2.           Definitions. For purposes of this Agreement, the following terms, when appearing in their capitalized forms as follows, shall have the corresponding assigned meanings:

“3(a)(9) Exchange” – shall have the meaning specified in the fifth paragraph of the recitals to this Agreement.

“Affiliate” – with respect to any specified Person, any other Person who, directly or indirectly, through one or more intermediaries, Controls, is Controlled By, or is Under Common Control With, such specified Person.

“Agreement” – shall have the meaning specified in the preamble above.

“Authorization” – any authorization, approval, consent, certificate, license, permit or franchise of or from any Governmental Authority or pursuant to any Law.

“Beneficial Owner” – with respect to any shares means a Person who shall be deemed to be the beneficial owner of such shares (i) which such Person or any of its Affiliates or associates (as such term is defined in Rule 12b-2 promulgated under the Exchange Act) beneficially owns, directly or indirectly, (ii) which such Person or any of its Affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding, (iii) which are beneficially owned, directly or indirectly, by any other Persons with whom such Person or any of its Affiliates or associates or any Person with whom such Person or any of its Affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any such shares, or (iv) pursuant to Section 13(d) of the Exchange Act and any rules or regulations promulgated thereunder.

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“Control” (including “Controlled By” and “Under Common Control With”) – the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

“Current Public Information” – in an appropriate format the information concerning a given issuer specified in paragraphs (a)(5)(i) to (xiv) inclusive, and paragraph (a)(5)(xvi), of Rule 15c2-11 of the Rules and Regulations promulgated under the Exchange Act.

“DTC” – The Depository Trust Company, a subsidiary of DTCC.

“DTCC” – The Depository Trust & Clearing Corporation.

“DTC Eligibility” / “DTC Eligible” – in respect of a given security, its eligibility to be traded electronically in book-entry form through DTC.

“DWAC” – DTC’s Deposit Withdrawal Agent Commission system.

“Exchange Act” – the Securities and Exchange Act of 1934, as amended.

“FAST Program” – DTC’s Fast Automated Securities Transfer program, participation in which is a required for DTC Eligibility.

“FINRA” – shall mean the Financial Industry Regulatory Authority.

“Governmental Authority” means any entity or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to United States federal, state, local, or municipal government, foreign, international, multinational or other government, including any department, commission, board, agency, bureau, subdivision, instrumentality, official or other regulatory, administrative or judicial authority thereof, and any non-governmental regulatory body to the extent that the rules and regulations or orders of such body have the force of Law.

“Gypsy Swap” – any series of transactions in which, by arrangement or otherwise, the resale of an outstanding unrestricted security by the then holder thereof results, directly or indirectly, and no matter the sequence of such transactions, in a capital infusion into the issuing company.

“Investor” – shall have the meaning specified in the preamble to this Agreement.

“Investor Holding Period” – shall have the meaning specified in Section 2.1 of this Agreement.

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“Issuer” – shall have the meaning specified in the preamble to this Agreement.

“Issuer Common Stock” – shall have the meaning specified in the fourth paragraph of the recitals to this Agreement.

“Knowledge” – of a given Person, and with respect to any fact or matter, the actual knowledge of the directors and executive officers of such Person and each of its Subsidiaries, together with such knowledge that such directors, executive officers and other employees could be expected to discover after due investigation concerning the existence of the fact or matter in question.

“Law” means any statute, law (including common law), constitution, treaty, ordinance, code, order, decree, judgment, rule, regulation and any other binding requirement or determination of any Governmental Authority.

“Liens” means any liens, claims, charges, security interests, mortgages, pledges, easements, conditional sale or other title retention agreements, defects in title, covenants or other restrictions of any kind, including, any restrictions on the use, voting, transfer or other attributes of ownership.

“Material Adverse Effect” – with respect to any Person, any state of facts, development, event, circumstance, condition, occurrence or effect that, individually or taken collectively with all other preceding facts, developments, events, circumstances, conditions, occurrences or effects (a) is materially adverse to the condition (financial or otherwise), business, operations or results of operations of such Person, or (b) impairs the ability of such Person to perform its obligations under this Agreement.

“Note” shall have the meaning in the second recital to this Agreement.

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“Order” – any award, injunction, judgment, decree, stay, order, ruling, subpoena or verdict, or other decision entered, issued or rendered by any Governmental Authority.

“OTC” – over-the-counter.

“OTCQB” – the OTCMarkets tier for companies that are not SEC Reporting Companies but that regularly file and make available audited Current Public Information reports and that are current in such filings as of the date hereof.

“Ownership Limitation” – at any given point in time, 9.99%.

“Parties” – shall have the meaning specified in the preamble to this Agreement.

“Person” – an individual, a corporation, a partnership, a limited liability company, a trust, an unincorporated association, Governmental Authority, a person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act), or any political subdivision, agency or instrumentality of a Governmental Authority, or any other entity or body.

“Proceeding” or “Proceedings” – any actions, suits, claims, hearings, arbitrations, mediations, Proceedings (public or private) or governmental investigations that have been brought by any Governmental Authority or any other Person.

“Rule 144” – Rule 144 promulgated under the Securities Act.

“Rule 405” – Rule 405 of Regulation S-T.

“SEC” – shall mean the U.S. Securities and Exchange Commission.

“SEC Reporting Company” – any company with a class of common stock registered under Section 12 of the Exchange Act and that, as of the date hereof is, and for at least the ninety (90) day period immediately preceding the date hereof has been, subject to the periodic and other reporting requirements of either Section 13 or 15(d) of the Exchange Act.

“Securities” – shall have the meaning specified in the first paragraph of the recitals to this Agreement.

“Securities Act” – the Securities Act of 1933, as amended.

“Shell Company” – a company having no or nominal operations and either (a) no or nominal assets, (b) assets consisting solely of cash and cash equivalents, or (c) assets consisting of any amount of cash and cash equivalents and nominal other assets.

“Transaction” – shall have the meaning specified in the fourth paragraph of the recitals to this Agreement.

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2.           The 3(a)(9) Exchange(s).

2.1           Generally. Subject to the terms, conditions and limitations of this Agreement, for so long as any amounts payable under the Note remain (i) unexchanged or (ii) unpaid and outstanding (such period being deemed the “Investor Holding Period”), the Investor shall have a continuing right in its sole and exclusive discretion, through the delivery by Investor to Issuer of the Note for the Note, but only insofar as not in conflict at any given time with any superseding provisions of this Agreement.

2.2           Certain Acknowledgments and Covenants. Each of Issuer and Investor hereby acknowledge that they are aware and understand that, in order to be eligible for exemption from registration under the Securities Act, any 3(a)(9) Exchange(s) hereunder may not involve (i) any additional consideration beyond the Securities being surrendered/exchanged by the Investor, or (ii) any payment by the Issuer of any commission or other remuneration either directly or indirectly for the solicitation of such exchange(s), and (b) covenant that any 3(a)(9) Exchange(s) hereunder shall not involve (i) any additional consideration beyond the Securities being surrendered/exchanged by the Investor, or (ii) any payment by the Issuer of any commission or other remuneration either directly or indirectly for the solicitation of such exchange(s).

3.           Representations and Warranties of Issuer. Issuer hereby represents and warrants to Investor, which representations and warranties, excepting (c) below, shall be deemed to be repeated by Issuer on each day on which any amounts payable under the Securities, including interest, remain (i) unexchanged for shares of Issuer Common Stock hereunder, or (ii) unpaid and outstanding, that:

(a)          it is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Utah;

(b)          it has taken all requisite corporate and other action to authorize, and it has full corporate power and authority without any required further action, to (i) carry on its present business as currently conducted, (ii) own its properties and assets, (iii) execute, deliver, and perform all of its obligations under this Agreement, (iv) have borrowed and to repay with interest the indebtedness evidenced by the Securities, and (v) issue and deliver to Investor or its designee the Note;

(c)          the Note constitutes a legal, valid and binding, and past due obligation of Issuer, enforceable against Issuer in accordance with the terms thereof, subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar Laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law), there is no dispute relating to the validity of such obligation, and any defenses to its validity have been waived in their entirety;

(d)          the execution, delivery and performance of this Agreement, the payment of all amounts due under the Note by Issuer, and the consummation of the Transactions, do not and will not (i) violate any provision of its articles of incorporation or bylaws, (ii) conflict with or result in the breach of any material provision of, or give rise to a default under, any agreement with respect to indebtedness or of any other material agreement to which Issuer is a party or by which it or any of its properties or assets are bound, (iii) conflict with any Law, statute, rule or regulation or any Order, judgment or ruling of any court or other agency of government to which it is subject or any of its properties or assets may be bound or affected, in each case except where such conflict would not have a Material Adverse Effect on Issuer, or (iv) result in the creation or imposition of any Lien, charge, mortgage, encumbrance or other security interest or any segregation of assets or revenues or other preferential arrangement (whether or not constituting a security interest) with respect to any present or future assets, revenues or rights to the receipt of income of Issuer;

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(e)          it is currently an OTCQB.

(f)          it is not a Shell Company, and, if it ever was a Shell Company, it (i) has ceased to be a Shell Company; (ii) has filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the twelve (12) month period immediately preceding the date of this Agreement (or for such shorter period as it has been required to file such reports and materials), other than current reports on Form 8-K, and (iii) has filed Current Form 10 Information with the SEC reflecting its status as an entity that is no longer a Shell Company, and at least one (1) year has elapsed since such Current Form 10 Information was filed;

(g)          the Issuer Common Stock currently trades publicly on the OTC Pink under the symbol “VATE” and is not currently subject to any trading halts, suspensions, delistings or similar actions imposed by the SEC, FINRA, or any other regulatory or similar authorities and no members of its management or board of directors is aware or has any reason to be aware of any such threatened halts, suspensions, delistings or similar actions;

(h)          the Issuer Common Stock is currently DTC Eligible, Transfer Agent is participating in the DTC FAST Program, and no DTC “chill” has been imposed upon the Issuer Common Stock;

(i)          its management understands what a Gypsy Swap is and that such arrangements are deemed to constitute unlawful schemes to evade the registration requirements of the Securities Act, and has no knowledge of any such arrangements in connection with the Transactions;

(j)          there are no legal actions, suits, arbitration proceedings, investigations or other Proceedings pending or, to the reasonable knowledge of Issuer’s officers or directors, threatened against Issuer which, if resolved unfavorably would have a Material Adverse Effect on the financial condition of Issuer or the validity or enforceability of, or Issuer’s ability to perform its obligations under, the Securities and/or this Agreement; and

(k)          all governmental and other consents, authorizations, approvals, licenses and orders that were required to have been obtained by Issuer with respect to the Securities and/or its issuance were duly obtained and remain in full force and effect and all conditions of any such consents, Authorizations, approvals, licenses and orders have been complied with.

4.           Covenants of Issuer. In addition to the other obligations hereunder and under the Securities, and for so long as any amounts payable under the Securities, including interest, remain (i) unexchanged for shares of Issuer Common Stock hereunder, or (ii) unpaid and outstanding, Issuer hereby covenants to the Investor as follows:

(a)          The Note shall be duly authorized, fully paid and non-assessable;

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(b)          it shall refrain from disclosing, and shall cause its officers, directors, employees and agents to refrain from disclosing, any material non-public information to Investor without also disseminating such information to the public in accordance with applicable Law, unless prior to disclosure of such information Issuer identifies such information as being material non-public information and provides Investor with the opportunity to accept or refuse to accept such material non-public information for review;

(c)          it shall timely file all reports required by it to be filed, in each case in full compliance with the content requirements thereof, and shall meet all other of its obligations under the Exchange Act;

(d)          it shall take any and all steps as may be necessary to insure that the Issuer Common Stock continues to trade publicly and does not become the subject of any trading halts, suspensions, delistings or similar actions imposed by the SEC, FINRA, or any other regulatory or similar authorities;

(e)          it shall take any and all steps as may be necessary to insure that it avoid becoming or otherwise being deemed by the SEC a Shell Company;

(f)          it shall not knowingly be a participant in any Gypsy Swap in connection with the Transactions or otherwise;

5.           Notices. Except as otherwise expressly set forth herein, any notice, demand or request relating to any matter set forth herein shall be made in writing and shall be deemed effective when hand delivered or when mailed, postage pre-paid by registered or certified mail return receipt requested, when picked-up by or delivered to a recognized overnight courier service, or when sent by email to either Issuer at its address below, or to Investor at its address below, or such other address as either Party shall have notified the other in writing as provided herein from and after the date hereof.

If to Issuer:

Elev8 Brands, Inc.
250 National Pl., #162
Longwood, FL 32750
Attn: Ryan Medico

If to Investor:

Kona Gold Solutions, Inc.
746 North Drive, Suite A
Melbourne, FL 32934

6.           Governing Law. This Agreement and the Exhibits hereto shall be governed by and interpreted and enforced in accordance with the Laws of the State of Utah, without giving effect to any choice of Law or conflict of Laws rules or provisions (whether of the State of Utah or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Utah.

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7.          Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

8.          Counterparts. This Agreement may be executed and delivered (including by facsimile or email .pdf file format attachment transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

9.          Integration; Modification. This Agreement, including the Exhibits hereto, constitutes the entirety of the rights and obligations of each of the Investor and Issuer with respect to the subject matter hereof. No provision of this Agreement may be modified except by an instrument in writing signed by the Party against whom the enforcement of any such modification is or may be sought.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by the respective officers thereunto duly authorized, in each case as of the date first written above.

ELEV8 BRANDS, INC.

By:	/s/ Ryan Medico
Name: Ryan Medico
Its: Chief executive Officer

KONA GOLD SOLUTIONS, INC.

By:	/s/ Robert Clark
Name: Robert Clark
Its: Chief Executive Officer

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Exhibit A

AMENDED AND RESTATED CERTIFICATE OF DESIGNATION OF
ELEV8 BRANDS, INC.

PREFERRED STOCK. Pursuant to the Utah Business Company Act and the authority conferred on the Board of Directors (the “Board of Directors” or the “Board”) of Elev8 Brands, Inc. (the “Company”) by the Articles of Incorporation (as amended) of the Company to increase the authorized preferred shares of the Company. The Company on March 1, 2019 further amending the Articles of Incorporation of the Company (the “Amendment”) to increase the authorized preferred shares to 21,000,000. The rights and preferences of the Company’s Series A, Series B, Series D and Series E Preferred Stock shall remain intact.

1.           Authorized Number.

The authorized number of all series of preferred stock of the Company shall be 21,000,000.

2A.         Series A Preferred Stock

1.          The authorized number of shares of Series A Preferred Stock shall be 2,500,000.

2.          The Series A Preferred Stock shall also have the right to have one vote per each share of Series A Preferred Stock that they hold and convert on a one for one basis.

2B.         Series B Preferred Stock.

1.          The authorized number of shares of Series B Preferred Stock shall be 7,500,000.

2.          Conversion. Each share of the Series B Preferred stock will convert to common stock of the Company, par value $.00001 per share (the “Common Stock”) on a ten for one basis. The Series B Preferred Stock shall also have the right to have ten votes per each share of Series B Preferred Stock that they hold (the “Series B Preferred Stock).

2D.         Series D Preferred Stock. 1. Designation; Series D of preferred stock is hereby designated as Series D Preferred Stock (the “Series D Preferred Stock”). All series of preferred stock, whether now or hereafter designated, may by their respective terms have a preference over the Series D Preferred Stock in respect of distribution upon liquidation, dividends or any other right or matter.

2.          Number. The number of shares constituting Series D Preferred Stock is fixed at 6,200,000 shares, par value $.00001 per share, and such amount may not be increased except by the favorable vote or the written consent of the holders of at least a majority of the issued and outstanding Series D Preferred Stock.

3.          Liquidation. The holders of Series D Preferred Stock have the same liquidation rights as the holders of the Company’s Common Stock.

4.          Voting.

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(a)          General. Subject to Section 4(d) and the other provisions of this Certificate of Designation, each holder of Series D Preferred Stock shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Company (as in effect at the time in question) and applicable law, and shall be entitled to vote, together with the holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote, except as may be otherwise provided by applicable law. Except as otherwise expressly provided herein or as required by law, the holders of Series D Preferred Stock and the holders of Common Stock and other series of the Company’s preferred stock shall vote together as a single class.

(b)          Number of Votes. Subject to Section 4(d) and the other provisions of this Certificate of Designation, with respect to any matter, presented to the stockholders of the Company for their vote or consent as to which the holders of Series D Preferred Stock and the holders of Common Stock and other series of the Company’s preferred stock vote together as a single class, each share of Series D Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock that would have been received by the holder thereof upon the conversion of such share of Series D Preferred Stock on the record date for the determination of the stockholders entitled to vote on such matter or, if no such record date is established, the date such vote is taken, or any written consent of stockholders first is solicited, with respect to such matter.

(c)          Separate Vote Required. At any time when shares of Series D Preferred Stock are outstanding, in addition to any other vote required by law or the Company’s Certificate of Incorporation, the Company shall not, without the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series D Preferred Stock, voting or consenting separately as a class, either directly or by amendment, merger, consolidation or otherwise, change the rights or preferences of the Series D Preferred Stock or increase the authorized number of shares of Series D Preferred Stock.

(d)          Board of Directors Election. Notwithstanding any provision of this Certificate of Designation, so long as any of the shares of Series D Preferred Stock initially issued are outstanding, the holders of the Series D Preferred Stock, voting as a separate class, shall be entitled to elect a majority of the directors of the Company. The holders of Common Stock and other classes and series of the Company’s stock, voting together as a single class, shall be entitled to elect the remaining directors of the Company.

5.            Conversion. The holders of the Series D Preferred Stock shall have, and be subject to, the following conversion rights:

(a)          Conversion. Provided that a Liquidation Event (as hereinafter defined) has not occurred, the holder of each share of the Series D Preferred Stock shall be entitled, upon (i) written notice to the transfer agent (or to the Company if the Company serves as its own transfer agent) and (ii) the satisfaction of the requirements set forth in Section 5(h), to convert all or any part of the Series D Preferred Stock then held by such holder into the number of fully paid and nonassessable shares of Common Stock in determined accordance with Section 5(d).

(b)          Liquidation Event. “Liquidation Event” shall mean (i) the dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, or (ii)(A) any reorganization, consolidation, merger or similar transaction or series of related transactions (each, a “Combination Transaction”) in which the Company is a constituent party, or a subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such Combination Transaction, if, as a result of such Combination Transaction, the voting securities of the Company that are outstanding immediately prior to the consummation of such Combination Transaction (other than any such securities that are held by an “Acquiring Stockholder”, as defined below) do not represent, or are not converted into, securities of the surviving Company of such Combination Transaction (or such surviving Company’s parent Company if the surviving Company is owned by the parent Company) that, immediately after the consummation of such Combination Transaction, together possess at least a majority of the total voting power of all securities of such surviving Company (or its parent Company, if applicable) that are outstanding immediately after the consummation of such Combination Transaction, including securities of such surviving Company (or its parent Company, if applicable) that are held by the Acquiring Stockholder; or (B) a sale, lease, license, transfer or other disposition, whether in a single transaction or a series of related transactions, of all or substantially all of the assets of the Company. An “Acquiring Stockholder” means a stockholder or stockholders of the Company that (1) merges or combines with the Company in such Combination Transaction or (2) owns or controls a majority of another Company that merges or combines with the Company in such Combination Transaction.

(c)          Conversion Time. The “Conversion Time” with respect to a Liquidation Event shall mean immediately prior to the occurrence of the Liquidation Event (which for purposes of a Liquidation Event described in Section 5(b)(ii) hereof shall mean immediately prior to the closing of such Liquidation Event), in which event the person(s) entitled to receive Common Stock of the Company upon conversion of the Series D Preferred Stock shall not be deemed to have converted such Series D Preferred Stock until immediately prior to the occurrence of the Liquidation Event. The “Conversion Time” with respect to a conversion pursuant to Section 5(a) shall be the date the requirements identified in Section 5(a)(i) and (ii) are satisfied.

(d)          Conversion Formula. At the Conversion Time, each share of Series D Preferred Stock subject to conversion shall be convertible into 60 shares of Common Stock (the “Series D Preferred Stock Conversion Formula”). The Series D Preferred Stock Conversion Formula shall be subject to adjustment pursuant to Section 6 from time to time. Following each adjustment, such adjusted Series D Preferred Stock Conversion Formula shall remain in effect until a further adjustment hereunder.

(e)          Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series D Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series D Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series D Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Company’s Certificate of Incorporation.

(f)          Fractional Shares. No fractional shares of Common Stock shall be issued upon any conversion of Series D Preferred Stock. In lieu of any fractional share to which the holder would otherwise be entitled, the Company shall pay the holder cash equal to the product of such fraction multiplied by the Common Stock’s Fair Market Value. The Company shall, as soon as practicable after the Conversion Time, deliver to the holders of Series D Preferred Stock, or to their nominees, cash in lieu of any fraction of a share. For purposes hereof, “Fair Market Value” of a share of Common Stock as of a particular date (the “Determination Date”) shall mean:

(i)          If the principal market for the Company’s Common Stock is a national securities exchange or the Over-the-Counter Bulletin Board (“OTCBB”) or any successor, then the average of the closing sale prices of the Common Stock for the thirty (30) trading days immediately prior to (but not including) the Determination Date;

(ii)         If the principal market for the Company’s Common Stock is not a national securities exchange, then the average of the closing bid and ask prices reported for the thirty (30) trading days immediately prior to (but not including) the Determination Date;

(iii)        Except as provided in clause (iv) below, if the Fair Market Value of the Company’s Common Stock cannot be determined as provided in as provided above, then as determined by the Company’s Board of Directors; or

(iv)        If the Determination Date is the date of a Liquidation Event, then all amounts to be payable per share to holders of the Common Stock pursuant to the Certificate of Incorporation in the event of such Liquidation Event, plus all other amounts to be payable thereunder per share in respect of the Common Stock upon the Liquidation Event, assuming for the purposes of this clause (iv), that all of the shares of Common Stock then issuable upon conversion of all of the Series D Preferred Stock and all other classes or series of stock that are convertible into common stock are not senior to the Series D Preferred Stock in respect of the rights that accrue by virtue of such Liquidation Event are outstanding at the Determination Date. In no event shall any payment be made to the holders of Series D Preferred Stock unless and until all payments to be made or claims to be satisfied with respect to all other classes or series of stock (whether or not convertible into common stock) that are senior to the Series D Preferred Stock in respect of the rights that accrue by virtue of such Liquidation Event have been made or satisfied.

(g)          No Impairment. The Company shall not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the rights, preferences and privileges of the holders of the Series D Preferred Stock against impairment.

(h)          Mechanics of Conversion. Before any holder of Series D Preferred Stock shall be entitled to convert shares of Series D Preferred Stock into shares of Common Stock in connection with a conversion pursuant to Section 5(a), the holder shall surrender the certificate for such shares of Series D Preferred Stock (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Series D Preferred Stock (or at the principal office of the Company if the Company serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series D Preferred Stock represented by such certificate and, if applicable, any event on which such conversion is contingent.

The notice shall state the holder’s name or the name(s) of the person(s) in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Company, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form reasonably satisfactory to the Company, duly executed by the holder or his, her or its attorney duly authorized in writing.

(i)          Taxes Upon Conversion. The Company shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock on conversion of shares of Series D Preferred Stock pursuant to this Section 5(i). The Company shall not, however, be required to pay any tax that might be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series D Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that the tax has been paid.

(j)          New Stock Certificate. In the event less than all the shares represented by a certificate are converted, the Company shall promptly issue to the holder thereof a new certificate representing the unconverted shares.

(k)          Delivery of Common Stock Certificates. As soon as practicable after the conversion of shares of Series D Preferred Stock, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to applicable holder of Series D Preferred Stock, or as such holder (upon payment by such holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and non-assessable shares of Common Stock to which such holder shall be entitled on such conversion.

6.            Adjustments.

(a)          Adjustment Upon Common Stock Event. At any time or from time to time hereafter, upon the happening of a Common Stock Event (as hereinafter defined), the Series D Preferred Stock Conversion Formula shall, simultaneously with the happening of such Common Stock Event, be adjusted so that the number of shares of Common Stock receivable upon conversion thereof equals the number of shares of Common Stock which they would have received had their Series D Preferred Stock been converted into Common Stock on the date of such Common Stock Event. The Series D Preferred Stock Conversion Formula shall be readjusted in the same manner upon the happening of each subsequent Common Stock Event. As used herein, the term “Common Stock Event” shall mean (i) the issue by the Company of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a combination of the outstanding shares of Common Stock into a smaller number of shares of Common Stock.

(b)          Adjustments for Other Dividends and Distributions. If at any time or from time to time hereafter the Company pays a dividend or makes another distribution to the holders of the Common Stock payable in securities of the Company, other than an event constituting a Common Stock Event, then in each such event provision shall be made so that the holders of the Series D Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable upon conversion thereof, the amount of securities of the Company which they would have received had their Series D Preferred Stock been converted into Common Stock on the date of such event (or such record date, as applicable) and had they thereafter, during the period from the date of such event (or such record date, as applicable) to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 6 with respect to the rights of the holders of the Series D Preferred Stock or with respect to such other securities by their terms.

(c)          Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time hereafter the Common Stock issuable upon the conversion of the Series D Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than by a Common Stock Event or a stock dividend, reorganization, merger, or consolidation provided for elsewhere in this Section 6), then in any such event, but subject to Section 5, each holder of Series D Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Series D Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

(d)          Reorganizations, Mergers and Consolidations. If at any time or from time to time hereafter there is a reorganization of the Company (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section.6) or a merger or consolidation of the Company with or into another Company (except a Liquidation Event), then, as a part of such reorganization, merger or consolidation, provision shall be made so that the holders of the Series D Preferred Stock thereafter shall be entitled to receive, upon conversion of the Series D Preferred Stock, the number of shares of stock or other securities or property of the Company, or of such successor Company resulting from such reorganization, merger or consolidation, to which a holder of Common Stock deliverable upon conversion would have been entitled on such reorganization, merger or consolidation. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 6 with respect to the rights of the holders of the Series D Preferred Stock after the reorganization, merger or consolidation to the end that the provisions of this Section 6 (including adjustment of the Series D Preferred Stock Conversion Formula then in effect and number of shares issuable upon conversion of the Series D Preferred Stock) shall be applicable after that event and be as nearly equivalent to the provisions hereof as may be practicable. This Section 6 shall similarly apply to successive reorganizations, mergers and consolidations.

(e)          Certificate of Adjustment. In each case of an adjustment or readjustment of the Series D Preferred Stock Conversion Formula, the Company, at its expense, shall cause its chief financial officer (or other executive officer) to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid (or by electronic mail if agreed to by the holder), to each holder of the Series D Preferred Stock at such holder’s registered address as shown on the Company’s books.

7.            Notices. Any notice required by the provisions of this Amended and Restated Certificate of Designation to be given to the holders of shares of the Series D Preferred Stock shall be deemed given upon the earlier of (i) actual receipt, (ii) three (3) days after deposit in the United States mail, postage prepaid, or (iii) one (1) business day after deposit with a recognized and reputable express courier for delivery the next business day, fees prepaid, addressed to each holder of record at the address of such holder appearing on the books of the Company.

8.            Effect of Amendment and Restatement. All of the outstanding shares of the Series D Preferred Stock shall be subject to the provisions of this Certificate of Designation.

2E. Series E Preferred Stock

2.1. Designation and Number of Shares. 3,800,000 shares of Preferred Stock shall be designated as Series E Preferred Stock, par value $0.00001 per share (the "Series E Preferred Stock").

2.2. Dividends. The holders of Series E Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors, in its sole discretion.

2.3. Liquidation Rights. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any stock ranking junior to the Series E Preferred Stock, the holders of the Series E Preferred Stock shall be entitled to be paid out of the assets of the Company an amount equal to $1.00 per share or, in the event of an aggregate subscription by a single subscriber for Series E Preferred Stock in excess of $100,000, $0.997 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) (the "Preference Value"), plus all declared but unpaid dividends, for each share of Series E Preferred Stock held by them. After the payment of the full applicable Preference Value of each share of the Series E Preferred Stock as set forth herein, the remaining assets of the Company legally available for distribution, if any, shall be distributed ratably to the holders of the Company's Common Stock.

2.4. Conversion and Anti-Dilution.

(a)  Conversion Formula. At the Conversion Time, each share of Series E Preferred Stock subject to conversion shall be convertible into 30 shares of Common Stock (the “Series E Preferred Stock Conversion Formula”). The Series E Preferred Stock Conversion Formula shall be subject to adjustment pursuant to Section 2.8 from time to time. Following each adjustment, such adjusted Series E Preferred Stock Conversion Formula shall remain in effect until a further adjustment hereunder. (the "Conversion Date") following the receipt by the Company of written notice from the holder of the Series E Preferred Stock of the holder's intention to convert the shares of Series E Stock, together with the holder's stock certificate or certificates evidencing the Series E Preferred Stock to be converted.

(b)  Promptly after the Conversion Date, the Company shall issue and deliver to such holder a certificate or certificates for the number of full shares of Common Stock issuable to the holder pursuant to the holder's conversion of Series E Preferred Stock in accordance with the provisions of this Section. The stock certificate(s) evidencing the Common Stock shall be issued with a restrictive legend indicating that it was issued in a transaction exempt from registration under the Securities Act, and that it cannot be transferred unless it is so registered, or an exemption from registration is available, in the opinion of counsel to the Company. The Common Stock shall be issued in the same name as the person who is the holder of the Series E Preferred Stock unless, in the opinion of counsel to the Company, such transfer can be made in compliance with applicable securities laws. The person in whose name the certificate(s) of Common Stock are so registered shall be treated as a holder of shares of Common Stock of the Company on the date the Common Stock certificate(s) are so issued.

All shares of Common Stock delivered upon conversion of the Series E Preferred Stock as provided herein shall be duly and validly issued and fully paid and non-assessable. Effective as of the Conversion Date, such converted Series E Preferred Stock shall no longer be deemed to be outstanding and all rights of the holder with respect to such shares shall immediately terminate except the right to receive the shares of Common Stock issuable upon such conversion.

(c)  The Company covenants that, within 30 days of receipt of a conversion notice from any holder of shares of Series E Preferred Stock wherein which such conversion would create more shares of Common Stock than are authorized, the Company will increase the authorized number of shares of Common Stock sufficient to satisfy such holder of shares of Series E Preferred Stock submitting such conversion notice.

(d)  Shares of Series E Preferred Stock are anti-dilutive to reverse splits, and therefore in the case of a reverse split, are convertible to the number of Common Shares after the reverse split as would have been equal to the ratio established in Section 2.4(a) prior to the reverse split. The conversion rate of shares of Series E Preferred Stock, however, would increase proportionately in the case of forward splits, and may not be diluted by a reverse split following a forward split.

2.5 Voting Rights. Each share of Series E Preferred Stock shall have 250,000 votes for any election or other vote placed before the shareholders of the Company.

2.6 Price. The price of each share of Series E Preferred Stock may be set or changed either through a majority vote of the Board of Directors through a resolution at a meeting of the Board, or through a resolution passed at an Action Without Meeting of the unanimous Board, until such time as a listed secondary and/or listed public market develops for the shares.

2.7 Lock-Up Restrictions on Conversion. Shares of Series E Preferred Stock may not be converted into shares of Common Stock for a period of:

a)  six (6) months after purchase, if the Company voluntarily or involuntarily files public reports pursuant to Section 12 or 15 of the Securities Exchange Act of 1934; or

b)  twelve (12) months if the Company does not file such public reports.

IN WITNESS WHEREOF, the Company has executed this Certificate of Designation by its duly authorized officer on this 1st day of March, 2019.

ELEVA8 BRANDS, INC.

By:	/s/ Ryan Medico
Ryan Medico, Chief Executive Officer

Exhibit B

Promissory Note

FOR GOOD AND VALUABLE CONSIDERATION, the receipt of sufficiency of which is hereby acknowledged, Elev8 Brands, Inc., a Utah company, with its principal place of business at 250 National Pl., #162, Longwood, FL 32750 (hereinafter “Borrower”), hereby promises to pay to the order of Kona Gold Solutions, Inc., with its principal place of business at 746 North Drive, Suite A, Melbourne, FL 32934 (hereinafter “Lender”), the sum, in United States dollars, of $1,500,000 (the “Debt”). The Lender may transfer this Note with the prior written approval of Borrower, such approval not to be unreasonably withheld. The Lender or anyone who takes this Note by Transfer and who is entitled to receive payments under this Note is called the “Note Holder”.

Payment – On the day ten (10) years from the date hereof, Borrower will pay to the Lender or Note Holder the sum of $1,500,000.

This Note may be prepaid in full at any time without cost or penalty to Borrower. If the Borrower fails to make payment in the full on or before the Maturity Date, Borrower agrees to pay a late charge to Lender or Note Holder in the amount of $1,000 per month until payment in full.

Conversion – The Debt shall not be convertible into common stock of the Borrower.

Collateral – The Debt shall be unsecured.

Acceleration – If any of the following events of default occur, this Note and any other obligations of the Borrower to the Lender shall become due immediately, without demand or notice.

1)	The dissolution of the Borrower;
2)	The filing of bankruptcy proceedings involving the Borrower as a debtor;
3)	The application for the appointment of a receiver for the Borrower;
4)	The making of a general assignment for the benefit of the Borrower’s creditors;
5)	The insolvency of the Borrower;
6)	A misrepresentation by the Borrower to the Lender for the purpose of obtaining or extending credit;
7)	Failure of the Borrower to fulfill any obligations under this Note.

If Borrower fails to cure said default within thirty (30) days of receipt of notice regarding said default, Lender may, at its sole discretion, exercise any rights and remedies available to Lender under all applicable state and federal laws. If payment under this Note is not paid on or before the Maturity Date, the Borrower promised to pay all costs of collection, including reasonable attorney’s fees if allowed under state law, whether or not a lawsuit is commenced as a part of the collection process. No renewal or extension of this Note, delay in enforcing any right of the Lender under this Note, or assignment by Lender of this Note shall affect the liability or obligations of the Borrower. All rights of the Lender under this Note are cumulative and may be exercised concurrently or consecutively at the Lender’s option. A decision by the Lender not to exercise any remedy under the terms of this Note does not waive Lender’s right to exercise that remedy at a later date.

Liability of Business Borrower—Each person signing the Note on behalf of a corporation, limited liability company, or other business entity hereby acknowledges and agrees that (1) they are fully authorized to act on behalf of the Borrower and to bind the Borrower for the purposes of the Note; and (2) the Borrower is a duly authorized and existing corporation, limited liability company or other business entity in the state in which they are organized and/or located.

Exhibit B

Waiver—The undersigned and all other parties to this Note waive demand, presentment and protest and all notices thereto and further agree to remain bound, notwithstanding any extension, waiver, or other indulgence by any holder or upon the discharge or release of any obligor hereunder or to this Note. All parties agree and acknowledge the terms “Borrower”, “Lender” and “Note Holder” as used herein are valid and constitute identical meaning whether employed in singular or plural form, and may represent natural or legal personalities, as applies.

If any one or more of the provisions of this Note are determined to be unenforceable, in whole or in part, for any reason, the remaining provisions shall remain in full force and effect.

Borrower

Elev8 Brands, Inc.

Dated: November 27, 2019	By:	/s/ Ryan Medico
Print Name: Ryan Medico
Title: Chief Executive Officer